EXHIBIT 10.42

OFFICE BUILDING LEASE

FOR

MACK-CALI REALTY, L.P.,

a Delaware limited partnership

(as Landlord)

and

SIRENZA MICRODEVICES, INC.,

a Delaware corporation

(as Tenant)

Buildings A and B

303 South Technology Court

Interlocken Technology Park

Broomfield, Colorado

March 25, 2003

i

ARTICLE 11 — ALTERATIONS AND REPAIRS BY TENANT		13

11.1	Landlord’s Approval	13
11.2	Removal of Alterations	13
11.3	Failure to Remove	13

ARTICLE 12 — MECHANICS’ LIENS		14

ARTICLE 13 — ASSIGNMENT AND SUBLETTING		14

13.1	Right to Assign	14
13.2	Consequences of Consent	14
13.3	Recapture	15
13.4	Transfer Profits	15
13.5	Permitted Transfers	15
13.6	Right to Re-Offer	16
13.7	Form of Documents	16

ARTICLE 14 — SURRENDER		16

ARTICLE 15 — INSURANCE		16

15.1	Waiver of Liability and Indemnification	16
15.2	Property Insurance	17
15.3	Liability Insurance	17
15.4	Policy Requirements	17
15.5	Waiver of Subrogation	18
15.6	Failure to Insure	18
15.7	Miscellaneous	18

ARTICLE 16 — CASUALTY AND RESTORATION OF PREMISES		18

16.1	Repair of the Premises	18
16.2	Exceptions to Landlord’s Obligations	19
16.3	Waiver	19

ARTICLE 19 — CONDEMNATION		19

ARTICLE 18 — DEFAULT BY TENANT		20

18.1	Events of Default	20
18.2	Remedies	21
18.3	Cumulative Remedies	22
18.4	No Waiver	22
18.5	Other Damages	22
18.6	Late Payments	22
18.7	Waiver of Trial by Jury	22

ARTICLE 19 — DEFAULT BY LANDLORD		23

ARTICLE 20 — SUBORDINATION AND ATTORNMENT		23

ARTICLE 21 — HOLDING OVER: TENANCY MONTH-TO-MONTH		23

ARTICLE 22 — PAYMENTS AFTER TERMINATION		24

ARTICLE 23 — STATEMENT OF PERFORMANCE		24

ARTICLE 24 — HAZARDOUS SUBSTANCES		24

ii

ARTICLE 25 — BROKERAGE		25

ARTICLE 26 — MISCELLANEOUS		25

26.1	Sale of the Premises	25
26.2	No Merger	25
26.3	Independent Covenants	25
26.4	Severability	26
26.5	Captions	26
26.6	Binding Effect	26
26.7	Authority	26
26.8	Joint and Several Liability	26
26.9	No Surrender	26
26.10	Signage	26
26.11	No Light or Air Easements	26
26.12	Landlord’s Lease Undertakings	26
26.13	Entire Agreement	27
26.14	Lender’s Modifications	27
26.15	No Offer	27
26.16	Governing Law	27
26.17	No Recordation	27
26.18	Financial Statements	27
26.19	Notices	27
26.20	Time of Essence	27
26.21	Exhibits	27

Exhibits:

Exhibit A – Estoppel and Commencement Date Certificate

iii

OFFICE BUILDING LEASE

THIS LEASE is made as of the 25th day of March, 2003, by and between Mack-Cali Realty, L.P., a Delaware limited partnership (“Landlord”), and Sirenza Microdevices, Inc., a Delaware corporation (“Tenant”).

ARTICLE 1 — DEFINITIONS

In addition to other terms which are defined elsewhere in this Lease, the terms defined in the following Sections of this Error! Reference source not found. shall have the meanings set forth in such Section whenever used in this Lease with the first letter of each capitalized.

1.1    “Base Rent” shall mean the following:

Lease Year	Monthly Base Rent	Annual Base Rent
1	$27,500.00	$330,000.00
2	$37,435.00	$449,220.00
3	$40,554.58	$486,655.00
4	$43,674.17	$524,090.00
5	$46,793.75	$561,525.00
6 through 10	The lesser of $58,461.00 or the then fair market rental value of the Premises determined according to Section 2.2(b).	Twelve (12) times the Monthly Base Rent

The Monthly Base Rent for any period before June 1, 2003 during which Tenant is conducting its business at the Premises will be Thirteen Thousand Seven Hundred Fifty Dollars ($13,750.00). The Monthly Base Rent for any partial month in that period will be prorated on a per diem basis.

1.2    “Building” shall mean the office buildings on the Premises commonly known as 303 Technology Court, Buildings A and B, Broomfield, Colorado, consisting of approximately seventy four thousand eight hundred seventy (74,870) net rentable square feet.

1.3    “Common Area Operating Expenses” shall mean all costs incurred by Landlord related to the ownership and operation of the Common Areas, including, but not limited to, the following:

(a)    the operation, repair and maintenance of roofs, exterior walls, foundation, parking lot in neat, clean, good order and condition of the Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, and exterior walls, including paint, exterior signs, awnings, any tenant directories, and fire detection and sprinkler systems;

(b)    the cost of water, gas and electricity to the Common Areas;

(c)    snow, ice and debris removal service and security services and the cost of any environmental inspections;

(d)    a fee for the management of the Common Area equal to six percent (6%) of Common Area Operating Expenses (excluding this fee) in consideration of an allocable share of the salaries, accounting fees and related expenses of Landlord’s employees or Landlord’s agents or manager’s employees serving the Premises, and general corporate overhead and general administration expenses related to the management of the Common Areas, and office expenses and supplies, but excluding an allocable share of salaries, fees and benefits that are included in Landlord’s cost of a tax contest pursuant to Section 5.3 and recovered by Landlord pursuant to that Section;

(e)    Taxes and Assessments to be paid by Landlord for the Premises under Article 5;

(f)    the cost of the premiums for the insurance policies maintained by Landlord for the Premises under Article 15, or a share allocable in an equitable and consistent basis to the Premises if such insurance is maintained as part of blanket coverage;

(g)    any deductible portion of an insured loss concerning the Premises;

(h)     all costs incurred by Landlord (including, without limitation, in-house and independent consultants, and any tax contests, whether or not successful); and

(i)    any other services to be provided by Landlord that are stated elsewhere in this Lease to be an Operating Expense.

Common Area Operating Expenses shall not include costs or expenses for:

(aa)    debt service under mortgages or ground rent under ground leases;

(bb)    costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto;

(cc)    leasing commissions, or the costs of renovating space for tenants;

(dd)    legal fees and other related expenses associated with the negotiation or enforcement of leases;

(ee)    all items and services for which Tenant reimburses Landlord or pays third persons or which Landlord provides selectively without reimbursement to one or more tenants or occupants of the Building or the Premises (other than Tenant) which are not customary for normal office use;

(ff)    leasing commissions and other similar payments paid to agents or employees of Landlord, independent brokers and other persons incurred in connection with Landlord’s leasing activities;

(gg)    costs for space planning of tenant space in the Building;

(hh)    costs for structural repairs and replacements;

(ii)    advertising and publicity expenditures;

(jj)    Landlord’s reserve accounts;

(kk)    any compensation paid to clerks, attendants or other persons in commercial concessions, if any, operation of any retail space or similar concessions;

(ll)    costs of correcting construction or latent defects in the Building or the Premises;

(mm)    costs of cleaning up or removing asbestos or Hazardous Materials;

(nn)    Landlord’s costs of any services sold or provided tenants or other occupants for which Landlord is entitled to be reimbursed by such tenants or other occupants as an additional charge or rental over and above the basic rental and escalations payable under the lease with such tenant or other occupant;

(oo)    capital repairs and capital equipment (except as and to the extent allowed by other provisions of this Lease to the extent such cost is incurred to reduce Common Area Operating Expenses, are for ADA requirements not paid for by Landlord under the terms of this Lease or not reasonably ascertainable prior to the date the tenant improvement plans are prepared, or are reasonably necessary for the disability, life, fire, health and safety of the occupants of the Building or the Project and such costs are amortized over the useful life of the capital repair or equipment in accordance with generally accepted accounting principles with interest thereon at ten percent (10%) per annum);

(pp)    costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Building or the Premises; and

(qq)    costs incurred by Landlord to replace the roof during the Initial Term in accordance with Landlord’s obligations pursuant to Section 10.1(a).

1.4    “Common Areas” shall mean all areas and facilities outside the Building and within the exterior boundary line of the Premises, including, without limitation, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas.

1.5    “Landlord’s Notice Address” shall mean 5975 South Quebec Street, Suite 100, Centennial, Colorado 80111, or such other address as Landlord may from time to time designate.

1.6    “Lease Year” shall mean each twelve (12) month period beginning with the date the Term commences, or any anniversary thereof, and ending on the preceding day one (1) year later.

1.7    “Premises” shall mean the Building, parking areas, landscaping, and all appurtenances to it more particularly described as Lot 3, Interlocken Filing No. 5A, a resubdivision of Interlocken Filing No. 5, City of Broomfield, Boulder County, Colorado. According to the PLAT thereof recorded on March 18, 1996 on Film 2113 at Reception number 159254 in the records of the Boulder County Clerk and Recorder.

1.8    “Security Deposit” shall mean the Cash Security Deposit or LOC, as applicable.

1.9    “Tenant’s Notice Address” shall mean the Premises after the Commencement Date, and 522 Almanor Avenue, Sunnyvale, California 94085 before the Commencement Date, or such other address as Tenant may from time to time designate.

1.10    “Tenant’s Permitted Use” shall mean business office use, light manufacturing of electronic devices and the storage and sale of them, and for no other purpose, or such other use consented to in writing by Landlord.

1.11    “Term” shall mean an initial period of ten (10) years, commencing on June 1, 2003 (the “Commencement Date”), and expiring on the last day of the month in which the tenth (10th) anniversary of the Commencement Date occurs unless sooner terminated by the terms of this Lease (the “Expiration Date”), and subject to extension pursuant to Section 2.2; however, if the Premises are substantially completed according to Section 4.4 and Tenant occupies the entire Premises and conducts its business from the Premises before June 1, 2003, Tenant’s obligations will begin on such earlier date; provided, further, however that Tenant shall be permitted to enter and occupy the Premises for up to two (2) weeks prior to the Commencement Date without the payment of Base Rent or Common Area Operating Expenses for the purpose of installing equipment, fixtures, furniture and all related cabling.

ARTICLE 2 — GRANT AND TERM

2.1    Grant. In consideration of the payment of Rent and the keeping and performance of the covenants and agreements by Tenant, as hereinafter set forth, Landlord hereby leases and demises unto Tenant all of the Premises for the Term. If Tenant, its agents, employees or contractors occupies or takes possession of all or part of the Premises before the Commencement Date, Tenant will be bound by all of the provisions of this Lease except for the payment of Base Rent which will be due according to the further provisions of this Lease.

2.2 Option to Extend

(a)    Option Period. So long as there is no Event of Default at the time Tenant delivers the Option Notice described in this Section, Tenant will have the option to extend the Term for an additional period of five (5) years (the “Option Period”) on the same terms, covenants, and conditions of this Lease, except that the Base Rent during the Option Period will be determined pursuant to this Section. Tenant will exercise its option (if at all) by giving Landlord written notice (the “Option Notice”) no more than eighteen (18) full months and no fewer than twelve (12) full months prior to the Expiration Date. If an Event of Default occurs after delivery of the Option Notice and before the commencement of the Option Period, the Option Notice will be deemed revoked automatically and Tenant will have no rights under this Section.

(b)    Option Period Base Rent. The Base Rent for the Option Period will be determined this way:

(i) Landlord and Tenant will have fifteen (15) days after Landlord receives the Option Notice within which to agree on the then-fair market rental value of the Premises, as defined in Section 2.2(b)(iii), and rental increases to the Base Rent for the Option Period. If they agree on the Base Rent and rental increases for the Option Period within fifteen (15) days, they will amend this Lease by stating the Base Rent and rental increases for the Option Period.

(ii) If they are unable to agree on the Base Rent and rental increases for the Option Period within fifteen (15) days, then the Base Rent for the Option Period will be the then-fair market rental value of the Premises as determined in accordance with this Section.

(iii) The “then-fair market rental value of the Premises” means what a landlord under no compulsion to lease the Premises and a tenant under no compulsion to lease the Premises would determine as rents (including Base Rent and rental increases) for the Option Period, as of the commencement of the Option Period, taking into consideration the uses permitted under this Lease, the quality, size, design, and location of the Premises, and the rent for comparable office buildings located in the Highway 36 corridor from Westminster to Louisville. The then-fair market rental value of the Premises and the rental increases for the Option Period will not be less than that provided for the last month during the initial period of the Term.

(iv) If they are unable to agree on the Base Rent and rental increases for the Option Period within fifteen (15) days, within seven (7) days after the expiration of the fifteen (15) day period described in clauses (i) and (ii), either Landlord or Tenant may appoint a real estate broker with at least five (5) years’ full-time commercial brokerage experience in the Highway 36 corridor from Westminster to Louisville to appraise the then-fair market rental value of the Premises. If either Landlord or Tenant does not appoint a broker within ten (10) days after the other has given notice of the name of its broker, the single broker appointed will be the sole broker and will set the then-fair market rental value of the Premises. If two (2) brokers are appointed pursuant to this Section, they will meet promptly and attempt to set the then-fair market rental value of the Premises. If they are unable to agree within thirty (30) days after the second broker has been appointed, they will attempt to elect a third broker meeting the qualifications stated in this Section within ten (10) days after the last day the two (2) brokers are given to set the then-fair market rental value of the Premises. If they are unable to agree on the third broker, either Landlord or Tenant, by giving ten (10) days’ prior notice to the other, can apply to the then-presiding judge of the District Court for the County of Boulder for the selection of a third broker who meets the qualifications stated in this Section. Landlord and Tenant will each bear one-half (1/2) the court cost of selecting the third broker and of paying the third broker’s fee.

(v) Within thirty (30) days after the selection of the third broker, a majority of the brokers will set the then-fair market rental value of the Premises. If a majority of the brokers are unable to set the then-fair market rental value of the Premises within thirty (30) days after selection of the third broker, the three (3) appraisals will be averaged and the average will be the then-fair market rental value of the Premises.

2.3    Right of First Offer. So long as (1) no Event of Default exists either at the time that Landlord is obligated to give notice according to this Section or on the date on which Landlord would otherwise deliver possession of the First Offer Space (as that term is defined in this Section), and (2) Tenant has given and not rescinded written notice to Landlord of its desire to lease a First Offer Space within one hundred eighty (180) days preceding the date on which the First Offer Space first become available, and (3) Landlord owns the Adjacent Premises (as defined in this Section) and is not under contract to sell the Adjacent Premises when it is obligated to give its first notice under this Section, Tenant is hereby granted a right of first offer (the “Right of First Offer”) to lease space (a “First Offer Space”) in the building commonly known as 105 S. Technology Court, Broomfield, Colorado (the “Adjacent Premises”), if such Adjacent Premises becomes available after June 1, 2004. Tenant’s right to the First Offer Space is subject to the rights of any tenants under any leases of any space in the Adjacent Premises (“third party leases”), including any options to lease, rights of expansion, rights of first refusal, or other options or rights of any tenants in the Adjacent Premises (“third party rights”) under any third party leases.

The Right of First Offer shall be exercised in accordance with, and subject to, the following terms and conditions:

(a)    Landlord shall notify Tenant in writing of the First Offer Space if the same has or will become available, including the following:

(i) The specific location of the First Offer Space and the rentable area comprising the First Offer Space; and

(ii) The approximate date on which the First Offer Space will become available for occupancy by Tenant; and

(iii) A description of all third party leases and all third party rights that affect the First Offer Space;

(iv) Such improvements, if any, as Landlord is willing to make to the First Offer Space; and

(v) The standard form lease used at the Adjacent Premises which will be completed to reflect the terms of Tenant’s leasing of the First Offer Space and will provide for a “cross default” with this Lease (the “First Offer Space Lease”).

(b)    Within fifteen (15) calendar days after Tenant’s receipt of Landlord’s notice, Tenant shall exercise the Right of First Offer if it wishes to do so. If Tenant exercises the Right of First Offer, then the leasing of the First Offer Space shall be on the same terms and conditions as set forth in the notice, except:

(i) The base rent to be paid for all the First Offer Space shall be the fair market rental rate as then determined by Landlord pursuant to this Section. Tenant shall also pay all Additional Rent allocable to the First Offer Space. The calculation of the fair market rental rate pursuant to Section 2.3(i) shall take into account any improvements that Landlord agrees to make to the First Offer Space.

(ii) Tenant’s obligation to pay base rent and other charges for the First Offer Space shall commence on the date such space is made available to Tenant for its occupancy, but not sooner than the date specified in Landlord’s notice unless Tenant occupies the space prior to such date, and shall continue through the expiration or earlier termination of the term of the Lease, except as provided in Section 2.3(d).

(iii) Landlord shall deliver and Tenant shall accept the First Offer Space in its then existing condition, on an “as is” basis, and Tenant shall not be entitled to receive any contribution or allowance from Landlord for improvement thereof, except as provided above in Section 2.3(a)(iv).

If Landlord and Tenant are unable to agree upon the terms of the First Offer Space Lease within fifteen (15) days after its submission to Tenant, then, without liability to the other or any effect on this Lease, either Landlord may terminate the Right of First Offer that Tenant has exercised or Tenant may rescind its exercise by notice to the other given at any time before they reach such an agreement.

(c)    Tenant’s right to occupy the First Offer Space shall continue to and end at the same time as its right to occupy the Premises; however, if the First Offer Space must be made available to a third party by reason of third party leases or third party rights, Tenant’s right to occupy the First Offer Space shall end when necessary, in Landlord’s determination, in order to make it available to such third party.

(d)    The First Offer Space is subject to only one Right of First Offer. If Tenant does not exercise a Right of First Offer as to a First Offer Space strictly in accordance with this Section, time being of the essence, the Right of First Offer shall cease to exist and Landlord shall be free to lease that First Offer Space and the Adjacent Premises on such terms as Landlord may determine and without any restrictions by reason of this Lease.

(e)    Tenant cannot assign its Right of First Offer to any sublessee of the Premises, or to any assignee of the Lease, or to any other person; however, if Tenant has exercised the Right of First Offer and has leased a First Offer Space, then Tenant’s right to sublease the First Offer Space, or to assign its rights under the Lease to the First Offer Space, shall be subject to Article 13. Any Right of First Offer, which has not both been exercised by Tenant and under which Tenant has leased the First Offer Space, shall expire upon any assignment of the Lease or sublease of the Premises.

(f)    The “fair market rental rate” shall mean the “then-fair market rental value of the Premises” as that term is defined in Section 2.2(b)(iii). and shall be determined in the same manner.

2.4    Tenant’s Option to Terminate. Tenant may elect to cancel this Lease according to this Section effective on the last day of the sixtieth (60th) full month of the Term (the “Cancellation Date”) upon at least one hundred eighty (180) days notice of such election. The election will be irrevocable.

(a)    As a condition of Tenant’s election, Tenant will pay Landlord in bank funds at the time it delivers its notice Seven Hundred Seventy Five Thousand Dollars ($775,000.00).

(b)    Tenant will cure any Event of Default under this Lease that exists on the Cancellation Date, and Tenant’s obligation to cure any such Event of Default within the period of time specified in this Lease will survive the Cancellation Date.

(c)    On or prior to the Cancellation Date, Tenant will surrender possession of the Premises to Landlord in accordance with the provisions of this Lease, as if the Cancellation Date were the Expiration Date of this Lease.

(d)    Upon cancellation, Landlord and Tenant will be relieved of their obligations under this Lease, except for those accruing prior to the Cancellation Date or those that survive this Lease according to its terms or by law.

(e)    Time is of the essence of each covenant in this Section.

Article 3 — RENT

3.1    Base Rent; Additional Rent.    Tenant shall begin to pay the Base Rent on the Commencement Date and shall continue to pay on the first day of each month thereafter during the Term. In addition, Tenant shall pay to Landlord such other charges as are required by the terms of this Lease to be paid by Tenant which shall be referred to herein as “Additional Rent.” Landlord shall have the same rights as to the Additional Rent as it has in the payment of Base Rent. The Base Rent, Additional Rent and all other amounts due to be paid under this Lease may be referred to herein collectively as “Rent.” All Rents shall be paid in advance, without notice, set off, abatement, counterclaim, deduction or diminution, at Landlord’s Notice Address, or at such place as Landlord from time to time designates in writing.

3.2    Common Areas.    The use and occupation by Tenant of the Premises shall include the use in common with others entitled thereto of the Common Areas. Under no circumstances shall the right therein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas; provided, however, that Tenant shall be permitted at its cost to create a pad to store an air compressor in accordance with Applicable Laws and instruments of record in an area to be mutually agreed upon by Landlord and Tenant. Any such storage (other than the permitted storage indicated in the previous sentence) shall be permitted only by the prior written consent of Landlord or Landlord’s designated agent, which consent may be revoked at any time upon five (5) days’ notice to Tenant. In the event that any unauthorized storage shall occur, then Landlord shall have the right, following such five (5)-day notice period, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord. Landlord shall have the right from time to time to change the area, level, location and arrangement of the Common Areas, but in so doing, shall not deny access to Tenant, except on a temporary basis if necessary to perform any repairs or in an emergency. Tenant shall have the right to park in the parking areas upon such reasonable terms and conditions established by Landlord at any time during the Term with no additional payment of Additional Rent above Base Rent. Landlord represents that there are two hundred eighty seven (287) striped parking spaces and that they are sufficient for Applicable Laws.

3.3    Common Area Operating Expenses.    Tenant shall pay to Landlord during the Term hereof, in accordance with the provisions of this Section 3.3, in addition to Base Rent, all Common Area Operating Expenses during each calendar year of the Term. Within a reasonable time before or after the commencement of each calendar year during the Term, Landlord shall deliver to Tenant a reasonable estimate of annual Common Area Operating Expenses for the forthcoming year and an amount equal to one-twelfth (1/12th) of the same shall be payable monthly, as Landlord shall designate, during each calendar year on the same day as the Base Rent is due hereunder. The initial estimate of Common Area Operating Expenses for calendar year 2003 is Three Hundred Eighteen Thousand Nine Hundred Thirty Eight Dollars ($318,938.00). Landlord shall deliver to Tenant within a reasonable time after the expiration of each calendar year a reasonably detailed statement showing Common Area Operating Expenses incurred during the preceding year. If Tenant’s payments under this Section 3.3 during said preceding calendar year exceed the Common Area Operating Expenses indicated on said statement, Tenant shall be credited the amount of such overpayment against Base Rent and Common Area Operating Expenses next becoming due; provided, however, that if either this Lease has expired and Tenant has surrendered the Premises according to this Lease and no Event of Default exists, or is about to expire, such that no such future payments are anticipated, then Landlord shall refund such excess to Tenant in cash within thirty (30) days. If Tenant’s payments under this Section 3.3 during said preceding year were less than the Common Area Operating Expenses indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to Tenant of said statement. In the event the Term or this Lease is otherwise terminated prior to the end of a full calendar year, Landlord shall compute the credit or deficiency up to the date the Lease expired or was terminated. Upon reasonable notice by Tenant to Landlord, Tenant shall have the right to audit, or have audited by certified public accountants selected by Tenant and subject to Landlord’s reasonable right of approval, Landlord’s books and records relating to the computation of Common Area Operating Expenses. If Landlord and Tenant agree that such audit discloses a liability for a refund or credit in excess of five percent (5%) of the Common Area Operating Expenses previously reported, Landlord shall pay the audit costs not to exceed the lesser of ten percent (10%) of such refund or One Thousand Dollars ($1,000.00). Otherwise, the cost of such audit shall be borne by Tenant. If Landlord and Tenant are unable to agree upon the accuracy of Common Area Operating Expenses, then either may submit the matter to binding arbitration according to the Commercial Arbitration Rules of the American Arbitration Association.

Article 4 — COMPLETION OR REMODELING OF THE PREMISES

4.1    Initial Improvement of the Premises.    Tenant’s initial improvement of the Premises will be made strictly according to this Lease and particularly Article 11. However, despite any contrary provisions of this Lease or Article 11: (a) Tenant’s initial improvement of the Premises may be made by a contractor selected by Tenant and given written approval by Landlord, which approval will not be unnecessarily withheld; (b) Landlord will not charge a construction management or supervision fee for Tenant’s initial improvements; and (c) Landlord will not unreasonably withhold, delay or condition its approval of Tenant’s plans, specifications and working drawings; however, for each submission by it after the second one, Tenant will pay both Landlord’s cost of the time spent by its in-house personnel in reviewing plans and change orders and Landlord’s reasonable and actual out-of-pocket costs, in an aggregate amount not to exceed Three Thousand Five Hundred Dollars ($3,500.00) per submission, charged by its consultants for their review of such plans and change orders. The Premises are substantially complete when they are ready for Tenant’s use and occupancy with only “punch list” items remaining to be completed.

4.2    The Allowance.    Landlord will make available to Tenant up to Eight Hundred Ninety Eight Thousand Four Hundred Forty Dollars ($898,440.00) (the “Allowance”) for the “hard” and “soft” costs of its initial improvement of the Premises, plus the lesser of Twenty Thousand Dollars ($20,000.00) or one-half (1/2) the actual out-of-pocket cost incurred by Tenant to acquire and install a transformer and to distribute power to the Building. Within thirty (30) days after Tenant’s submission of appropriate paid invoices, Landlord will also reimburse up to Seven Thousand Four Hundred Eighty Seven Dollars ($7,487.00) of Tenant’s actual out-of-pocket costs for a preliminary space plan:

(a)    Tenant may use the Allowance for its cost of moving to the Premises, installation of security systems, project management fees and for furniture, fixtures and equipment located at the Premises (all of which will be maintained free and clear of liens, claims, security interests or other interest of third parties);

(b)    Landlord will disburse the Allowance no more frequently than once each month; however, Landlord will not disburse ten percent (10%) of the hard and soft costs of the initial improvements (as determined by the contract to construct such improvements and such other documentation as Landlord may request in order to determine that cost) until the final disbursement. Each disbursement will be made within thirty (30) calendar days after Landlord’s receipt of (i) a copy of Tenant’s check paying the amount of the disbursement it seeks, and (ii) copies of invoices and lien waivers from the general contractor and subcontractors who performed the work for which the disbursement is sought. However, the final disbursement will be made upon completion of the initial improvements, Tenant’s acceptance of the Premises and occupancy of them, and Tenant’s submission of: (1) general contractor and architect’s completion affidavits; (2) full and final unconditional waivers of lien from the general contractor and all subcontractors and supplies; (3) receipted bills covering all labor and materials expended and used; (4) as-built plans of the initial improvements; (5) the certification of Tenant’s general contractor and architects that the initial improvements have been installed in a good and workmanlike manner substantially in accordance with the approved plans, and in accordance with Applicable Laws as defined in Article 9; and (6) a copy of Tenant’s check paying the amount of the disbursement it seeks. Landlord will have the option to disburse the Allowance (in accordance with and upon satisfaction of the conditions set forth in this Section) to the order of the general contractor that performs the initial improvements if a lien is filed against the Premises in connection with the Alterations and is not fully discharged, bonded or insured over to the reasonable satisfaction of Landlord within twenty (20) days following notice to Tenant of the filing of such lien. Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an Event of Default under the Lease or so long as any lien is placed on the Premises in connection with the initial improvements and is not fully discharged or bonded or insured over to Landlord’s reasonable satisfaction, and Landlord’s obligation to disburse shall only resume when and if such Event of Default is cured or such lien is fully discharged or bonded or insured over to Landlord’s reasonable satisfaction;

(c)    if Tenant’s reimbursement paid according to this Section is less than the Allowance, Tenant may apply the amount by which the Allowance exceeds the reimbursement, to the next accruing installments of Base Rent. Tenant will not be entitled to any increase in the Allowance as a result of conditions, whether foreseeable or unforeseeable, in the condition of the Premises or the course of the construction of the initial improvements; and

(d)    Tenant is thoroughly familiar with the Premises and, except as otherwise provided in this Lease, accepts them in their condition as of the date of their delivery to Tenant; provided that the foregoing shall in no way limit Landlord’s representations and warranties regarding the Premises set forth below. Except as otherwise provided in this Lease, Landlord disclaims any express or implied warranty about their condition, their fitness for Tenant’s use, or the cost to alter them according to the Lease; however, Landlord (i) represents and warrants to Tenant that, to the best of Landlord’s current actual knowledge, the Building does not violate the Americans With Disabilities Act (the “ADA”) as of the date of this Lease, and (ii) will make any changes necessary to the Common Areas and the areas of the Premises outside the Building that violate the ADA as of the date of the Commencement Date, which amount shall not be charged to Tenant or deducted from the Tenant Allowance. Tenant will be solely entitled to any rebates paid by Xcel Energy on account of any transformer that Tenant installs in the Premises.

ARTICLE 5 — TAXES

5.1    Taxes and Assessments.    Landlord shall pay all personal and real property taxes and assessments levied against the Premises by any governmental or quasi-governmental authority during the Term or applicable to the Term, and shall recover the cost of doing so as a Common Area Operating Expense. The foregoing shall include any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Premises as a result of the use, ownership or operation of the Premises or for any other reason, whether in lieu of or in addition to, any current real estate taxes and assessments. Any taxes which shall be levied on the rentals of the Premises shall be determined as if the Premises were Landlord’s only property. In no event shall the terms “taxes” or “assessments” include any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes. Such term shall, however, include gross taxes on rentals. All of the foregoing are collectively referred to herein as the “Taxes.” “Assessments” shall include so-called special assessments, license tax, business license fee, business license tax, commercial rental tax, levy, charge penalty or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or mall district or ownership association or special district thereof, against the Premises, or any legal or equitable interest of Landlord therein. Any special assessments may be paid in installments as permitted by law.

5.2    Tenant’s Taxes.    Tenant shall pay before delinquency any and all taxes, assessments, license taxes and other charges levied, assessed or imposed and which become payable during the Term upon Tenant’s operations at, occupancy of, or conduct of business at the Premises or upon equipment, furniture, appliances, trade fixtures and other personal property of any kind installed or located at the Premises.

5.3    Tax Contests.    Landlord will contest Taxes and Assessments in accordance with practices of owners of properties comparable to the Premises. If, as a result of such contest, Landlord’s liability for Taxes and Assessments for any year of the Term is reduced, Common Area Operating Expenses for the calendar year in which such reduction occurs shall be calculated using the reduced Taxes and Assessments liability of Landlord during such calendar year increased by an amount equal to one-half (1/2) of the reduction, plus one half (1/2) of the reasonable costs of Landlord of a tax contest resulting in such reduction. For any partial year of the Term, the Taxes and Assessments will be prorated on a per diem basis in order to determine the reduction.

ARTICLE 6 — UTILITIES

6.1    Utilities.    To the extent not paid in Common Area Operating Expenses, Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises. If Landlord pays the cost of such utilities, Tenant will reimburse Landlord for it within fifteen (15) days after its receipt of evidence of payment.

6.2    Interruption.    Tenant agrees that Landlord shall not be liable for failure, shortage or unavailability of any utilities or heating, air conditioning, elevator, electrical, janitorial, lighting or other services for any reason including during any period Landlord is required to reduce or curtail such services pursuant to any applicable laws, rules, or regulations, including regulations of any utility now or hereafter in force or effect, it being understood that Landlord may discontinue, reduce, or curtail such services, or any of them (either temporarily or permanently), at such times as it may be necessary by reason of accident, repairs, alterations, improvements, strikes, lockouts, riots, acts of God, application of applicable laws, statutes, or rules and regulations or due to any other happening beyond the control of Landlord. In the event of any interruption, reduction, or discontinuance of Landlord’s services (either temporary or permanent), Landlord shall not be liable for damages to person or property as a result thereof nor shall the occurrence of any such event in any way be construed as an eviction of Tenant; or cause or permit an abatement, reduction or setoff of Rent; or operate to release Tenant from any of Tenant’s obligations hereunder.

6.3    Notice of Defects.    Tenant agrees to notify promptly Landlord or its representative of any accidents or defects in the Premises of which Tenant becomes aware including defects in pipes, electric wiring, and HVAC equipment. In addition, Tenant shall provide Landlord with prompt notification of any matter or condition which may cause injury or damage to the Premises or any person or property therein.

ARTICLE 7 — QUIET ENJOYMENT

So long as Tenant complies with the provisions hereof and subject to the provisions of this Lease, Tenant shall not be disturbed in its possession of the Premises for the entire term hereof by Landlord or any other person lawfully claiming through or under Landlord.

ARTICLE 8 — DEPOSIT; LETTER OF CREDIT

8.1    Letter of Credit.    Upon the execution of this Lease, Tenant shall deposit with Landlord an unconditional, clean, irrevocable letter of credit (the “LOC”) in the initial amount of One Million Dollars ($1,000,000.00), issued by Chase Manhattan Bank or a comparably creditworthy bank reasonably acceptable to Landlord, and whose deposits are insured by the FDIC. The LOC will be in a form and content reasonably acceptable to Landlord. The LOC will be held by Landlord as security for the performance by Tenant of its obligations under this Lease. The LOC will not be mortgaged, assigned or encumbered by Tenant without the prior written consent of Landlord. If an Event of Default occurs, or if Tenant fails to renew the LOC at least thirty (30) days before its expiration, Landlord may, but will not be required to, draw upon all or any portion of the LOC for payment of any Rent. The use of the LOC or any part of its by Landlord will not prevent Landlord from exercising any other right or remedy provided by this Lease or by Law. Landlord will not be required to proceed against the LOC. The LOC will not operate as a limitation on any recovery to which Landlord may be entitled. Any amount of the LOC that is drawn by Landlord, but is not used or applied by Landlord, will be held by Landlord and deemed a security deposit subject to Section 8.2. If any portion of the LOC is drawn and applied by Landlord, Tenant will, within five (5) days after written demand, either (a) deposit cash with Landlord in an amount sufficient to cause the sum of any security deposit and the amount of the remaining LOC to equal the amount of the LOC then required under this Lease, or (b) reinstate the LOC to the amount then required under this Lease. If Landlord transfers or mortgages the Building, Landlord may transfer the security deposit and the LOC to the transferee or mortgagee and Tenant will look solely to the transferee or mortgagee for the return of the LOC and security deposit so long as the transferee or mortgagee accepts responsibility for the LOC according to the terms of this Lease. On the second (2nd) anniversary of the Commencement Date and in each succeeding anniversary of the Commencement Date, and so long as (a) no Event of Default exists, and (b) no circumstances exist that after the giving of notice or the passage of time, or both, would be an Event of Default on those anniversaries, and (c) Tenant has not paid Base Rent after the date it is due more than twice in any twelve (12) month period during the Term, Tenant may reduce the amount of the LOC by Two Hundred Thousand Dollars ($200,000.00), and within sixty (60) days after the sixth (6th) anniversary of the Commencement Date, and so long as conditions (a) and (b) in this Section are satisfied on that anniversary and Tenant has posted the security deposit described in Section 8.2, the LOC will be returned to Tenant. Tenant hereby waives the provisions of any Applicable Laws, whether now or hereafter in effect, or common law rule to the contrary, which restricts the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits.

8.2    The Cash Security Deposit.    On or before the date the LOC is reduced to zero and as a condition to Landlord’s return of the LOC, Tenant will deposit with Landlord (the “Cash Security Deposit”) in an amount equal to the last month’s Base Rent, plus one-twelfth (1/12th) of Common Area Operating Expenses payable by Tenant and other costs incurred by Tenant in the twelve (12) months preceding the date of the deposit of such Cash Security Deposit. The Security Deposit is made by Tenant to secure the faithful performance of all the terms, covenants and conditions of this Lease to be performed by Tenant. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default by Tenant. If Tenant commits an Event of Default with respect to any provision of this Lease, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit (a) for the payment of any Rent or any other sum in default, (b) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of such default by Tenant, and (c) to compensate Landlord for any other loss or damages which Landlord may suffer by reason of such default by Tenant. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor by Landlord, deposit with Landlord cash in an amount sufficient to restore the Security Deposit to the amount required to be maintained by Tenant hereunder. Upon expiration or the sooner termination of this Lease, provided that Tenant has performed all of its obligations hereunder, Landlord shall return to Tenant the remaining portion of the Security Deposit no later than thirty (30) days after the date Landlord receives possession of the Premises in accordance with the provisions of this Lease. The Security Deposit may be commingled by Landlord with Landlord’s other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises, then Landlord may assign the Security Deposit to the transferee and thereafter Landlord shall have no further liability or obligation for the return of the Security Deposit so long as the transferee accepts responsibility for the Security Deposit according to the terms of this Lease. Tenant hereby waives the provisions of any Laws, whether now or hereafter in effect, or common law rule, to the contrary, which restricts the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits.

ARTICLE 9 — CHARACTER OF OCCUPANCY

Tenant covenants and agrees to occupy the Premises for the Permitted Use and for no other purpose, and to use them in a careful, safe, and proper manner; to pay on demand for any damage to the Premises caused by misuse or abuse thereof by Tenant, Tenant’s agents or employees, or of any other person entering upon the Premises under express or implied invitation of Tenant. Tenant, at Tenant’s expense, shall comply with all laws, codes, rules, and regulations of the United States, the State of Colorado, or any applicable municipality, governmental or quasi-governmental entity, including those relating to pollution, hazardous and toxic material control and environmental contamination (“Applicable Laws”) now in effect, or which may hereafter be in effect, whether or not foreseeable, capital or extraordinary. Tenant shall not commit waste or suffer or permit waste to be committed or permit any nuisance on or in the Premises. Tenant, its agents, employees, contractors or invitees shall not store, keep, use, sell, dispose of or offer for sale in, upon or from the Premises any article or substance which may be prohibited by any insurance policy in force from time to time covering the Premises.

ARTICLE 10 – MAINTENANCE AND ENTRY BY LANDLORD

10.1    Landlord’s Obligations.

(a)    Landlord to maintain the Common Areas and charge the cost to do so as an Operating Expense; provided that Tenant shall self-manage the Building. Except to the extent necessitated by the act or omission of Tenant or its failure to perform its obligations under this Lease (for the cost of which Tenant will be solely responsible), Landlord will replace the roof at its cost during the initial Term. Landlord will pick up litter in the Common Areas or cause it to be picked up.

(b)    Unless otherwise expressly provided herein, Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Term, except (i) Landlord will pay at its sole cost for the repair of latent or structural defects of the Premises (for which Landlord will be solely responsible) unless caused by the act or omission of Tenant, its agents, employees or contractors (for which Tenant will be solely responsible), and (ii) Landlord will advance the cost of capital replacements or repairs to the roof, structure, foundation, parking areas and mechanical systems of the Premises, so long as the need for any such replacement or repair is not the result of Tenant’s act or negligence in which event

Tenant will pay the cost when incurred. The cost of capital replacements or repairs so advanced by Landlord will be amortized in equal monthly installments over their useful life according to generally accepted accounting principles, together with interest equal to three percent (3%) in excess of the rate (the “Prime Rate”) published in the Western Edition of The Wall Street Journal under “Money Rates” on Landlord’s cost, and added to the Base Rent commencing on the date on which such cost is incurred. If for any reason the Prime Rate is no longer published in The Wall Street Journal, then Landlord shall select another financial publication and reasonably equivalent announced rate as was announced in The Wall Street Journal.

10.2    Landlord’s Entry.    Landlord, Landlord’s agents, employees, contractors and designated representatives and Mortgagees shall have the right to enter the Premises at any time in the case of an emergency, and otherwise with notice to Tenant at reasonable times for the purpose of inspecting the condition of the Premises, for displaying the Premises to prospective purchasers or tenants, and for verifying compliance by Tenant with this Lease and all Applicable Laws, and Landlord shall be entitled to employ experts or consultants in connection therewith to advise Landlord with respect to Tenant’s activities, including, but not limited to, Tenant’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Materials on or from the Premises. The costs and expenses of any such inspections shall be paid by Landlord, unless a violation of Applicable Laws or a contamination caused or materially contributed to by Tenant is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Tenant shall, upon request, reimburse Landlord or Mortgagee, as the case may be, for the costs and expenses of such inspections. Landlord may post “For Lease” signs on the Premises, including the Building in the last year of the Term if Tenant has not exercised its Option to Extend (or has none).

10.3    Tenant’s Obligations.

(a)    Subject to the provisions of Section 10.1, Article 16 and Article 17 and except for damage caused by any negligent or intentional act or omission of Landlord, Landlord’s agents or employees, in which event Landlord shall repair, Tenant shall, at Tenant’s sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant’s use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical lighting facilities, boilers, fired or unfired pressure vessels, fire hose connections if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Landlord pursuant to Section 10.1, Tenant, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Tenant will arrange and pay for litter pick up within the Building and exterior window cleaning. Tenant shall maintain the air temperature in the Premises warm enough to prevent the freezing of plumbing and sprinkler systems, if any. Tenant’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair, except for those that are the responsibility of Landlord according to Section 10.1. Tenant shall be responsible for trash removal.

(b)    Tenant shall, at Tenant’s sole cost and expense, procure and maintain fire, life safety and plumbing systems contracts, with copies to Landlord, in customary form and substance for and with contractors specializing and experienced in the inspection, maintenance and service of the heating, air conditioning and ventilation systems, fire, life safety and plumbing systems serving the Premises. However, if Tenant fails to maintain the systems in accordance with this Section, then Landlord reserves the right, upon notice to Tenant, to procure and maintain the contract for the heating, air conditioning and ventilating systems, and if Landlord so elects, Tenant shall reimburse Landlord, upon demand, for the cost thereof. Promptly after its receipt of them, Tenant will give Landlord copies of tests, inspection reports and service logs relating to those contracts and systems.

(c)    If Tenant fails to perform Tenant’s obligations under this Section 10.3, Landlord may enter upon the Premises after ten (10) days’ prior written notice to Tenant (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Tenant’s behalf, and put the Premises in good order, condition and repair.

ARTICLE 11 — ALTERATIONS AND REPAIRS BY TENANT

11.1    Landlord’s Approval.    Tenant covenants and agrees not to make any alterations in or additions to the Premises after its initial improvement of the Premises (the “Alterations”) without in each such instance first obtaining the written consent of Landlord of the plans, specifications and working drawings for the Alterations (which consent will not be unreasonably withheld). Specifically, Tenant shall not install nor cause to be installed any air lines, data and communication cabling, raceways, power panels, electrical distribution, security, fire protection systems, lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing in, on, or about the Premises without Landlord’s prior written consent.

Landlord’s consent to any Alterations by Tenant or Landlord’s approval of the plans, specifications and working drawings for Tenant’s Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities now in effect or which may hereafter be in effect. Tenant, at its expense, shall pay all engineering and design costs incurred by Landlord attributable to the Alterations and obtain all necessary governmental permits and certificates required for any Alterations to which Landlord has consented and shall cause such alterations to be completed in compliance therewith and with all applicable laws and requirements of public authorities and all applicable requirements of Landlord’s and Tenant’s insurance carriers. All Alterations which Tenant is permitted to make shall be performed in a good and workmanlike manner, using new materials and equipment at least equal in quality to the original installations in the Premises, and with a general contractor, construction manager, subcontractors, architect and engineer, all of whom are approved by Landlord (who will not unreasonably withhold its approval). Despite any other provision of this Section 11.1 , Tenant may make in any twelve (12) month period Alterations costing in the aggregate no more than Fifty Thousand Dollars ($50,000.00) so long as they do not affect any part of the Premises that this Lease requires Landlord to maintain, replace, repair or renovate. Tenant may, however, make non-structural utility installations to the interior of the Building without Landlord’s consent but upon notice to Landlord, so long as they are not visible from the outside of the Premises, do not involve puncturing, relocating or removing the roof or any existing structural or exterior walls or changing or interfering with the fire sprinkler or fire detection systems and the cumulative cost thereof during the Term of this Lease, as extended, does not exceed Twenty Five Thousand Dollars ($25,000.00). If Landlord authorizes persons requested by Tenant to perform such work, prior to the commencement of any such work, on request, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that workers compensation, commercial general liability insurance, and property damage insurance, all in the amounts, with companies and on forms satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work. All such policies shall name Landlord and any Mortgagee (as defined in Article 19) as an additional insured. Each such certificate shall provide that the same may not be canceled or modified without ten (10) days’ prior written notice to Landlord and such Mortgagee. Further, Landlord and such Mortgagee shall have the right to post notices in the Premises in locations which will be visible by parties performing any work on the Premises stating that Landlord is not responsible for the payment for such work and setting forth such other information as Landlord may deem necessary. Alterations, repair, and maintenance work shall be performed in a manner which will not unreasonably interfere with, delay, or impose any additional expense upon Landlord in the maintenance or operation of the Building or upon other tenants’ use of their premises.

11.2    Removal of Alterations.    All Alterations, including, without limitation, data and communications cabling, raceways, utility installations and permanent fixtures installed in the Premises, including, by way of illustration and not by limitation, all partitions, paneling, carpeting, drapes or other window coverings, and light fixtures (but not including movable office furniture not attached to the Building and Tenant’s trade fixtures), shall be deemed a part of the real estate and the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof without molestation, disturbance, or injury at the end of the Term, whether by lapse of time or otherwise. Tenant will not be obligated to remove its initial improvements of the Premises so long as they were made strictly according to Article 4 and Article 11.

11.3    Failure to Remove.    All Alterations, movable furniture and personal effects of Tenant not removed from the Premises upon the vacation, abandonment thereof or upon the expiration or termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account therefor and Tenant shall pay Landlord all expenses incurred in connection with the disposition of such property. Tenant shall pay Landlord all expenses incurred in connection with removal of such property, including, but not limited to, the cost of repairing any damage to the Premises caused by the removal of such property. Tenant’s obligations hereunder shall survive the expiration or other termination of the Lease.

ARTICLE 12 — MECHANICS’ LIENS

Tenant shall pay or cause to be paid all costs for work done by Tenant or caused to be done by Tenant on the Premises (including work performed by Landlord or its contractor at Tenant’s request following the commencement of the Term) of a character which will or may result in liens on Landlord’s interest therein and Tenant will keep the Premises free and clear of all mechanics’ liens, and other liens on account of work done for Tenant or persons claiming under it. Tenant hereby agrees to indemnify, defend, and save Landlord harmless of and from all liability, loss, damage, costs, or expenses, including attorneys’ fees, on account of any claims of any nature whatsoever including claims or liens of laborers or materialmen or others for work performed for or materials or supplies furnished to Tenant or persons claiming under Tenant. If Tenant receives any notice of intent to file a lien, Tenant shall deliver a copy of such notice to Landlord and shall promptly resolve the claim. If any liens are filed or recorded against the Premises or any action affecting the title thereto be commenced as a result of such work (which term includes the supplying of materials), Tenant shall cause such liens to be removed of record within five (5) days after the filing or recording of such liens. If Tenant desires to contest any claim of lien, Tenant shall furnish to Landlord adequate security of at least one hundred fifty percent (150%) of the amount of the claim, plus estimated costs and interest or, at Tenant’s option, file a bond with the appropriate court and obtain a release of the lien pursuant to Section 38-22-131, C.R.S. If a final judgment establishing the validity or existence of any lien for any amount is entered, Tenant shall pay and satisfy the same at once. If Tenant shall be in default in paying any charge for which a mechanic’s lien or suit to foreclose the lien has been recorded or filed and shall not have given Landlord security, Landlord may (but without being required to do so) pay such lien or claim and any costs, and the amount so paid, together with reasonable attorney’s fees incurred in connection therewith, shall be immediately due from Tenant to Landlord.

ARTICLE 13 — ASSIGNMENT AND SUBLETTING

13.1    Right to Assign.    Tenant shall neither sublet any part of the Premises nor assign this Lease or any interest herein without the written consent of Landlord first being obtained, which consent will not be unreasonably withheld provided that: (a) Tenant has complied with the provision of Section 13.3 below and Landlord has declined to exercise its rights thereunder; (b) the proposed subtenant or assignee is engaged in a business and the Premises will be used in a manner which is in keeping with the then standards of the Building; (c) the proposed subtenant (in the case of a sublease of twenty five percent (25%) or more of the area of the Premises) or assignee has reasonable financial worth in light of the responsibilities involved and Tenant shall have provided Landlord with reasonable evidence thereof; (d) no Event of Default exists at the time it makes its request for such consent; (e) the proposed subtenant or assignee is not a governmental or quasi-governmental agency; or (f) the proposed subtenant or assignee is not a tenant under, or is not currently negotiating, a lease with Landlord for any part or all of the Adjacent Premises. Notwithstanding anything contained herein to the contrary, Tenant acknowledges that if the use of the Premises by any proposed subtenant or assignee would require compliance by Landlord and the Premises with any current or future laws to a greater extent than that required prior to the proposed occupancy by such subtenant or assignee, Landlord, at its sole option, may refuse to grant such consent, unless, as an express condition thereof, Tenant and such assignee or subtenant bears the entire cost of such greater compliance. A sale by Tenant of all or substantially all of its assets or all or substantially all of its stock if Tenant is a publicly traded corporation, a merger of Tenant with another corporation, the transfer of twenty-five percent (25%) or more of the stock in a corporate tenant whose stock is not publicly traded, or transfer of twenty-five percent (25%) or more of the beneficial ownership interests in a tenant shall constitute an assignment hereunder.

13.2    Consequences of Consent.    If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect the Rent from the assignee, subtenant, or occupant and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy, or collection shall be deemed an acceptance of the assignee, subtenant, or occupant as Tenant hereof or a release of Tenant from further performance by Tenant of covenants on the part of Tenant herein contained. Consent by Landlord to any one assignment or sublease shall not in any way be construed as relieving Tenant from obtaining Landlord’s express written consent to any further assignment or sublease. Notwithstanding the consent of Landlord to any sublease or assignment, Tenant shall not be relieved from its primary obligations hereunder to Landlord, including, but not limited to the payment of all Base Rent. Landlord’s consent to any requested sublease or assignment shall not waive Landlord’s right to refuse to consent to any other such request or to terminate this Lease if such request is made, all as provided herein.

13.3    Recapture.    Notwithstanding anything contained in this Article 13 to the contrary, if Tenant requests Landlord’s consent to sublet all or a portion of the Premises or to assign its interest in this Lease, Landlord shall have the right to, at any time within thirty (30) days after Landlord’s receipt of the request from Tenant: (a) consent to such sublease or assignment; (b) refuse to grant such consent according to Section 13.1; or (c) refuse to grant such consent according to Section 13.1 and terminate this Lease in full as to the portion of the Premises with respect to which such consent was requested, and, at Landlord’s option, enter into a lease directly with the proposed assignee or subtenant. If Landlord refuses to grant such consent and elects to terminate the Lease as to such portion of the Premises, Tenant shall have the right within twenty (20) days after notice of Landlord’s exercise of its right to terminate to withdraw Tenant’s request for such consent and remain in possession of the Premises under the terms and conditions hereof. In the event the Lease is terminated as set forth herein, such termination shall be effective as of the date set forth in a written notice from Landlord to Tenant, which date shall in no event be more than thirty (30) days following such notice from Landlord to Tenant.

13.4    Transfer Profits.    Subject to the provisions of this Article 13, if Landlord consents to any assignment or sublease, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Profits (defined herein). “Transfer Profits” shall mean all Rent, Additional Rent or other consideration paid by or on behalf of such Transferee in connection with the Transfer (after deducting Tenant’s costs incurred in effecting the Transfer) in excess of Base Rent and Additional Rent payable by Tenant under this Lease during the Term of the Transfer. Tenant shall provide Landlord with a detailed statement setting forth the calculation of any Transfer Profits Tenant either has or will derive from such Transfer. In addition, Landlord or its representative shall have the right at all reasonable times to audit the books and records of Tenant with respect to the calculation of the Transfer Profits. If such inspection reveals that the amount of Transfer Profits paid to Landlord was incorrect, then within ten (10) days of Tenant’s receipt of the results of such audit, Tenant shall pay Landlord the deficiency and the cost of Landlord’s audit.

13.5    Permitted Transfers.    Notwithstanding anything set forth in this Article 13 to the contrary, Tenant named in this Lease (but not any assignee or subtenant) shall have the right to make the following types of assignments or subleases on the following conditions without Landlord’s prior written consent: (a) to a subsidiary of Tenant, provided Tenant owns a controlling interest in such subsidiary; or (b) to any parent corporation of Tenant or a sister corporation of Tenant wholly owned by the same parent corporation as Tenant; provided that, in the event (a) or (b) above, that (i) the assignee or subtenant shall assume and be bound by all obligations of Tenant for the payment of all amounts of Rent and other charges under the Lease and the performance of all covenants required by Tenant pursuant to the Lease; and such assignee or subtenant has executed a document to that effect which has been transmitted to the Landlord, (ii) Tenant continues to remain liable on its obligations set forth in the Lease, (iii) at the time of such assignment or sublease there shall not be an existing Event of Default under the Lease, (iv) the Premises shall continue to be used for the Permitted Use, (v) within thirty (30) days after the effective date of such assignment or subletting, Tenant provides Landlord with a copy of the assignment or sublease document and substantiation that such assignment or sublease meets the criteria set forth in this subsection, and (vi) in the case of an assignment, the assignee has a tangible net worth equal to that of Tenant as of the date of this Lease and Tenant has provided Landlord with evidence thereof. “Tangible net worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets that would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. In addition, any transfers of the stock of Tenant traded over a recognized security exchange or over the counter market shall not be deemed a transfer or an assignment of this Lease. In addition, Tenant may make non-economic changes to the corporation form, such as change of domicile or name, without Landlord’s consent, but Tenant will give Landlord written notice of the change within thirty (30) days after it occurs.

13.6    Right to Re-Offer.    Tenant hereby agrees that in the event it desires to sublease all or any portion of the Premises or assign this Lease to any party, in whole or in part, Tenant shall notify Landlord not less than thirty (30) days prior to the date Tenant desires to sublease such portion of the Premises or assign this Lease (“Tenant’s Notice”). Tenant’s Notice shall set forth the description of the portion of the Premises to be so sublet or assigned and the terms and conditions on which Tenant desires to sublet the Premises or assign this Lease. Landlord shall have fifteen (15) days following receipt of Tenant’s Notice within which to exercise Landlord’s rights pursuant to Section 13.3. If Landlord consents to such sublease or assignment and if for any reason Tenant is unable to sublet said portion of the Premises or assign the applicable portion of its interest in this Lease on the terms and conditions contained in Tenant’s Notice, within one hundred twenty (120) days following its original notice to Landlord, Tenant agrees to re-offer the Premises to Landlord in accordance with the provisions hereof prior to subleasing or assigning the same to any third party.

13.7    Form of Documents.    All documents utilized by Tenant to evidence any subletting or assignment to which Landlord has consented shall be subject to prior approval by Landlord or its counsel. Tenant shall pay on demand all of Landlord’s reasonable and actual out-of-pocket costs and expenses, including reasonable attorneys’ fees not to exceed Two Thousand Dollars ($2,000.00) for each submission, incurred in determining whether or not to consent to any requested sublease or assignment and in reviewing and approving such documentation.

ARTICLE 14 — SURRENDER

Tenant shall surrender the Premises by the end of the Term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. Ordinary wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease. Except as otherwise agreed or specified herein, the Premises, as surrendered, shall include the Alterations. The obligation of Tenant shall include the repair of any damage occasioned by the installation, maintenance or removal of Tenant’s trade fixtures, furnishings, and equipment, as well as the removal of any storage tank installed by or for Tenant, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Tenant, all as may then be required by Applicable Laws and good practice. Tenant’s trade fixtures shall remain the property of Tenant and shall be removed by Tenant subject to its obligation to repair and restore the Premises per this Lease. Any trade fixtures and Alterations not removed upon the expiration or termination of this Lease shall be deemed abandoned and may be disposed of by Landlord, as Landlord may determine appropriate, without further notice to Tenant. Tenant shall pay Landlord all expenses incurred in connection with such items including, but not limited to, the costs of repairing any damage to the Premises caused by removal of such items. Tenant’s obligation hereunder shall survive the expiration or termination of this Lease.

ARTICLE 15 — INSURANCE

15.1    Waiver of Liability and Indemnification.    Except to the extent expressly provided to the contrary herein, Tenant hereby waives all claims and causes of action against Landlord, its partners, advisors, mortgagees and ground lessors and each of their respective officers, managers, directors, employees, contractors, agents, successors and assigns (collectively, “Landlord Parties”) for any damage to persons or property (including, without limitation, loss of profits and intangible property) in any way relating to Tenant’s use and occupancy of the Premises. Tenant shall indemnify, defend, protect and hold harmless Landlord and each of the Landlord Parties (except to the extent the losses described below are caused by the gross negligence or willful misconduct of Landlord, its agents or employees), from and against any and all claims, losses, damages, obligations, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ fees and legal costs) (collectively, “Claims, Damages and Costs”) which arise from an occurrence in, on or about the Premises or which arise out of, is occasioned by or is in any way attributable to (a) the use or occupancy of the Premises by Tenant, or (b) the acts or omissions of Tenant or any Tenant Party, or (c) any Event of Default.

Landlord hereby agrees to indemnify, defend, and save Tenant, its agents and employees harmless of and from all liabilities, losses, damages, costs, or expenses, including attorneys’ fees, fines, penalties, judgments, or obligations that the Tenant may sustain on account of injuries to the person or property of third parties lawfully on the Common Areas where the injuries are caused by the negligence or willful misconduct of Landlord, its agents or employees. This indemnity shall survive termination or expiration of this Lease.

15.2    Property Insurance.    At all times during the Term, Landlord shall procure and maintain:

(a)    “special form” (and at Landlord’s option earthquake, sprinkler leakage and flood) property insurance, in an amount not less than one hundred percent (100%) of replacement cost covering the Premises and all leasehold and tenant improvements in and to the Premises for which Landlord paid. Landlord will not insure, but rather Tenant will, all floor and wall coverings, and Tenant’s office furniture, business and personal trade fixtures, equipment, furniture system, inventory and other personal property from time to time situated in the Premises. The proceeds of such insurance shall be used for the repair and replacement of the property so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds applicable to the Premises and leasehold improvements shall be paid to Landlord; and

(b)    rent interruption (or rent loss) insurance in such amount as will reimburse Landlord for loss of Base Rent and other costs incurred for a period of not less than twelve (12) months.

Landlord and any Mortgagee designated by it will be named as a loss payee on Landlord’s policies.

Landlord may estimate from time to time the amount of premiums that it reasonably anticipates paying and may require Tenant to pay Landlord monthly deposits at the same time as Base Rent is paid in an amount sufficient to pay those premiums for property insurance. Tenant will pay promptly upon demand any amount in excess of the amount it has deposited that is necessary to pay such premiums for property insurance, and Landlord will apply any excess deposits that Tenant has made to the next due premiums for property insurance (unless the Term has expired in which event Landlord will refund the excess to Tenant).

15.3    Liability Insurance.

(a)    At all times during the Term, Tenant shall procure and maintain, at its sole expense for the protection of Landlord and Tenant, commercial general liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant. Such insurance shall have a minimum combined single limit of liability of at least $1,000,000 per occurrence and a general aggregate limit of at least $2,000,000, and Tenant shall provide in addition excess liability on a following form basis, with overall limits of at least $5,000,000, to its primary liability coverages. All such policies shall be written to apply to all bodily injury (including death), property damage and personal injury losses, shall include blanket contractual liability, broad form property damage, products liability, cross liability and severance of interest clauses, and shall be endorsed to include Landlord and its agents, beneficiaries, partners, employees, and any mortgagee designated by Landlord as additional insureds.

(b)    At all times during the Term, Tenant shall procure and maintain, at its sole expense for the protection of Landlord and Tenant, primary automobile liability insurance with limits of not less than $1,000,000 per occurrence covering owned, hired and non-owned vehicles used by Tenant.

(c)    At all times during the Term of this Lease, Tenant shall procure and maintain Workers’ Compensation Insurance in accordance with the laws of the State of Colorado, and employer’s liability insurance with a limit not less than $1,000,000 bodily injury each accident; $1,000,000 bodily injury by disease – each person; and $1,000,000 bodily injury by disease policy limit.

15.4    Policy Requirements.    All insurance required to be maintained by Tenant shall be issued by insurance companies authorized to do insurance business in the State of Colorado and rated not less than A:VII in Best’s Insurance Guide. All such insurance policies shall be subject to Landlord’s approval and shall be written as primary policies, not excess or contributing with or secondary to any other insurance as may be available to Landlord or to the additional insureds. A certificate of insurance (or, at Landlord’s option, copies of the applicable policies) evidencing the insurance required under this Article 15 shall be delivered to Landlord not less than thirty (30) days prior to the Commencement Date. No such policy shall be subject to cancellation or modification without thirty (30) days prior written notice to Landlord and to any Mortgagee designated by Landlord. Tenant shall furnish

Landlord with a replacement certificate with respect to any insurance not less than thirty (30) days prior to the expiration of the current policy.

15.5    Waiver of Subrogation.    Notwithstanding any provision of this Article 15 to the contrary, in the event that Landlord’s insurance policies with respect to the Premises permit a waiver of subrogation, Landlord hereby waives any and all rights of recovery against Tenant for or arising out of damage to, or destruction of, the Premises, the Building from causes then included under standard “special form” insurance policies or endorsements; provided, however, that such waiver of subrogation shall be limited exclusively to insurance proceeds actually received by Landlord for such damage or destruction. Tenant waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of, any property of Tenant, from causes then included under standard “special form” insurance policies or endorsements. Tenant represents that its present insurance policies now in force permit such waiver. If at any time during the Term of this Lease (a) either party shall give less than five (5) days’ prior written notice to the other party certifying that any insurance carrier which has issued any such policy shall refuse to consent to the aforesaid waiver of subrogation, or (b) such insurance carrier shall consent to such waiver only upon the payment of an additional premium (and such additional premium is not paid by the other party hereto), or (c) such insurance carrier shall revoke a consent previously given or shall cancel or threaten to cancel any policy previously issued and then in force and effect, because of such waiver of subrogation, then, in any of such events, the waiver of subrogation contained herein shall thereupon be of no further force or effect as to the loss, damage or destruction covered by such policy. If, however, at any time thereafter, a consent to such waiver of subrogation shall be obtainable without a substantial additional premium from any existing or substitute insurance carrier, the waiver hereinabove provided for shall again become effective.

15.6    Failure to Insure.    If Tenant fails to maintain any insurance which Tenant is required to maintain pursuant to this Article 15, Tenant shall be liable to Landlord for any loss or cost resulting from such failure to maintain. Landlord shall have the right, in its sole discretion, to procure and maintain such insurance which Tenant is required to maintain hereunder and the cost thereof shall be deemed Additional Rent due and payable by Tenant.

15.7    Miscellaneous.    Landlord makes no representation that the insurance coverage specified to be carried by Tenant pursuant to this Article 15 is adequate to protect Tenant against Tenant’s undertaking under the terms of this Lease or otherwise, and in the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate. Tenant shall not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Premises. If any insurance policies shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee, subtenant, licensee or invitee of Tenant and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, or threatened reduction of coverage, within forty-eight (48) hours after notice thereof, Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as Additional Rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable, or elects not to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease upon the occurrence of an Event of Default. The cost of the premiums for the insurance policies maintained by Landlord under this Article 15 shall be an Operating Expense. Premiums for policy periods commencing prior to, or extending beyond, the Term shall be prorated to coincide with the Commencement Date or Expiration Date.

ARTICLE 16 — CASUALTY AND RESTORATION OF PREMISES

16.1    Repair of the Premises.    Tenant shall promptly notify Landlord in writing (a “Damage Notice”) of any casualty event, damage or condition to which this Article 16 is or may be applicable. Landlord shall, within a reasonable time after the discovery by Landlord of any damage resulting from any casualty event (“Casualty”), subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 16, begin to repair the damage to the Premises resulting from such Casualty and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as existed immediately before such Casualty, except for modifications required by Applicable Laws or covenants, conditions and restrictions, and modifications to the Premises deemed desirable in good faith by Landlord; provided, however, that Landlord shall not be required to repair or replace any of the Alterations, furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Premises. Landlord shall have no liability for any inconvenience or annoyance to Tenant or injury to Tenant’s business as a result of any Casualty, or Landlord’s Restoration (defined in Section 16.2) activities hereunder, regardless of the cause therefor. Base Rent and Additional Rent shall abate if and to the extent a Casualty damages the Premises and as a result thereof all or any material portion of the Premises are rendered unfit for occupancy, and are not occupied by Tenant, for the period of time commencing on the date Tenant vacates the portion of the Premises affected on account thereof and continuing until the date the Restoration to be performed by Landlord hereunder with respect to the Premises is substantially complete, as determined by Landlord’s architect; provided, however, that such abatement shall be limited to the proceeds of rental interruption insurance proceeds with respect to the Premises and such Casualty collected by Landlord. Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under this Lease with respect to the leasehold improvements in the Premises, provided that, if the cost of Restoration of improvements in the Premises by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of repairs to such improvements shall be paid by Tenant to Landlord prior to Landlord’s repair of the damage, or at Landlord’s election, at any later time following Landlord’s discovery of any insufficiency of such insurance proceeds.

16.2    Exceptions to Landlord’s Obligations.    Notwithstanding anything to the contrary contained in this Article 16, Landlord shall have no obligation to repair the Premises and shall have the right to terminate this Lease in any case where (a) any portion of the Premises is damaged and (b) (i) Landlord estimates in good faith that the repair and restoration of such damage under Section 16.1 (“Restoration”) cannot reasonably be completed (without the payment of overtime) within one hundred eighty (180) days of Landlord’s actual discovery of such damage, (ii) the Mortgagee requires the application of any insurance proceeds with respect to such Casualty to be applied to the outstanding balance of the obligation secured by such Mortgagee, (iii) the cost of such Restoration is not fully covered by insurance proceeds available to Landlord and payments received by Landlord from Tenant, or (iv) such Casualty occurs (or Landlord discovers the damage relating thereto) at any time within the last eighteen (18) months of the then applicable Term (disregarding the Option Period), unless Tenant exercises its Option to Extend the Lease within thirty (30) days after the Casualty. Such right of termination shall be exercisable by Landlord by delivery of written notice to Tenant at any time following the Casualty until forty-five (45) days following the later of (x) delivery of the Damage Notice or (y) Landlord’s discovery or determination of any of the events described in clauses (i) through (v) of the preceding sentence and shall be effective upon delivery of such notice of termination (or if Tenant has not vacated the Premises, upon the expiration of thirty (30) days thereafter).

16.3    Waiver.    Landlord and Tenant agree that the provisions of this Article 16 and the remaining provisions of this Lease shall exclusively govern the rights and obligations of the parties with respect to any and all damage to, or destruction of, all or any portion of the Premises, and Landlord and Tenant hereby waive and release each and all of their respective common law and statutory rights inconsistent herewith, whether now or hereinafter in effect.

ARTICLE 17 — CONDEMNATION

If the entire Premises or substantially all of the Premises or any portion of the Building which shall render the Premises untenantable shall be taken by right of eminent domain or by condemnation or shall be conveyed in lieu of any such taking, then this Lease, at the option of either Landlord or Tenant exercised by either party giving notice to the other of such termination within thirty (30) days after such taking or conveyance, shall forthwith cease and terminate and the rent shall be duly apportioned as of the date of such taking or conveyance. Tenant thereupon shall surrender the Premises and all interest therein under this Lease to Landlord and Landlord may reenter and take possession of the Premises or remove Tenant therefrom. In the event less than all of the Premises shall be taken by such proceeding, Landlord shall promptly repair the Premises as nearly as possible to its condition immediately prior to said taking; however, Landlord will not be obligated to spend more than the award it receives after deduction of its costs in obtaining it. In the event of any such taking or conveyance, Landlord shall receive the entire award or consideration for the portion of the Building so taken whether the award is compensation for diminution in value for the leasehold, for the taking of the fee, or as severance, damage or otherwise; provided, however, if this Lease is terminated as a result of the condemnation and as long as Tenant’s award does not reduce Landlord’s award or compensation, then Tenant shall be entitled to any separate award made to Tenant for (i) loss or damage to Tenant’s trade fixtures which it cannot remove, and (ii) relocation and removal expense, and (iii) loss of value to the leasehold estate of Tenant.

ARTICLE 18 — DEFAULT BY TENANT

18.1    Events of Default.    Each one of the following events is herein referred to as an “Event of Default”:

(a)    Any failure by Tenant to pay the Rent or any other monetary sums required to be paid hereunder on the date such sums are due, if such failure continues for five (5) days after Tenant’s receipt of notice from Landlord that such payment has not been made; however, Landlord will not be required to give such notice more than twice in any twelve (12) month period.

(b)    Tenant shall abandon the Premises and cease paying Rent or performing its other obligations under this Lease.

(c)    This Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party except in the manner set forth in Article 13.

(d)    This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant or shall be taken upon or subject to any attachment at the instance of any creditor of or claimant against Tenant and said attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof.

(e)    The filing of any petition or the commencement of any case or proceeding by Tenant under any provision or chapter of the Bankruptcy Code, or any other federal or state law relating to insolvency, bankruptcy, or reorganization or the adjudication that Tenant is insolvent or bankrupt or the entry of an order for relief under the Bankruptcy Code with respect to Tenant.

(f)    The filing of any petition or the commencement of any case or proceeding described in Section 20.1(e) against Tenant, unless such petition and all proceedings initiated thereby are dismissed within sixty (60) days from the date of such filing; the filing of an answer by Tenant admitting the allegations of any such petition; the appointment of or taking possession by a custodian, trustee or receiver for all or any assets of Tenant, unless such appointment is vacated or dismissed within sixty (60) days from the date of such appointment.

(g)    The insolvency of Tenant or the execution by Tenant of an assignment for the benefit of creditors; the convening by Tenant of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Tenant generally to pay its debts as they mature.

(h)    The admission in writing by Tenant, or any partner of Tenant if Tenant is a partnership, that it is unable to pay his debts as they mature or he is generally not paying his debts as they mature.

(i)    Tenant shall fail to perform any of the other agreements terms, covenants, or conditions hereof on Tenant’s part to be performed and such non-performance shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant or, if such performance cannot be reasonably had within such thirty (30) day period, Tenant shall not in good faith have commenced such performance within such thirty (30) day period and shall not diligently proceed therewith to completion; provided, however, if Tenant fails to perform any of the other agreements, covenants or conditions hereof and each such failure creates a risk of injury to any person or material loss of or damage to any part of the Premises more than five (5) times during the Term, Tenant shall no longer have the opportunity to cure any subsequent failure and an Event of Default shall be deemed to have occurred immediately upon such failure.

18.2    Remedies.    If any one or more Event of Default shall happen, then Landlord shall have the right at Landlord’s election, then or at any time thereafter, either:

(a)    (i) Without demand or notice, to reenter and take possession of the Premises or any part thereof and repossess the same as of Landlord’s former estate and expel Tenant and those claiming through or under Tenant and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of covenants or conditions. Should Landlord elect to reenter, as provided in this Section 20.2(a), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof, either alone or in conjunction with other portions of the Building of which the Premises are a part, in Landlord’s or Tenant’s name but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its absolute discretion, may determine and Landlord may collect and receive the Rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any Rent due upon such reletting; provided, however, Landlord shall use reasonable efforts to relet the Premises. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice.

         (ii) If Landlord elects to take possession of the Premises as provided in this Section 20.2(a) without terminating the Lease, Tenant shall pay to Landlord (A) the Rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (B) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord’s expenses incurred in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, expenses of employees, alteration, remodeling, and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing term or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith, as provided aforesaid, will be made in determining the net proceeds received from such reletting. In addition, in determining the net proceeds from such reletting, any rent concessions will be apportioned over the term of the new lease. Tenant shall pay such amounts to Landlord monthly on the days on which the Rent and all other amounts owing hereunder would have been payable if possession had not been retaken and Landlord shall be entitled to receive the same from Tenant on each such day; or

(b)    To give Tenant written notice of intention to terminate this Lease on the date of such given notice or on any later date specified therein and, on the date specified in such notice, Tenant’s right to possession of the Premises shall cease and the Lease shall thereupon be terminated, except as to Tenant’s liability hereunder as hereinafter provided, as if the expiration of the term fixed in such notice were the end of the term herein originally demised. In the event this Lease is terminated pursuant to the provisions of this Section 20.2(b), Tenant shall remain liable to Landlord for damages in an amount equal to the Rent and other sums which would have been owing by Tenant hereunder for the balance of the term had this Lease not been terminated less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord’s expenses in connection with such reletting, including, but without limitation, the expenses enumerated above. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the Rent and other amounts would have been payable hereunder if this Lease had not been terminated and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an amount equal to the worth at the time of termination of the excess, if any, of the amount of Rent reserved in this Lease for the balance of the term hereof over the then Reasonable Rental Value of the Premises for the same period plus all amounts incurred by Landlord in order to obtain possession of the

Premises and relet the same, including attorneys’ fees, reletting expenses, alterations and repair costs, brokerage commissions and all other like amounts. It is agreed that the “Reasonable Rental Value” shall be the amount of rental which Landlord can obtain as rent for the remaining balance of the term.

18.3    Cumulative Remedies.    Suit or suits for the recovery of the Rents and other amounts and damages set forth hereinabove may be brought by Landlord, from time to time, at Landlord’s election, and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired had there been no such default by Tenant or no such termination, as the case may be. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and non-exclusive. All costs incurred by Landlord in connection with collecting any Rent or other amount and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, shall also be recoverable by Landlord from Tenant. Further, if an action is brought pursuant to the terms and provisions of the Lease, the prevailing party in such action shall be entitled to recover from the other party any and all reasonable attorneys’ fees incurred by such prevailing party in connection with such action.

18.4    No Waiver.    No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof and no acceptance of full or partial Rent during the continuance of any such breach shall constitute a waiver of any such breach or of such agreement, term, covenant, or condition. No agreement, term, covenant, or condition hereof to be performed or complied with by Tenant and no breach thereof shall be waived, altered, or modified, except by written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease but each and every agreement, term, covenant, and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions which require observance or performance by Landlord or Tenant subsequent to such termination.

18.5    Other Damages.    Nothing contained in this Article 18 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Section. Notwithstanding anything contained in this Section to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an Event of Default only when such proceeding, action, or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

18.6    Late Payments.    Any Rents or other amounts owing hereunder which are not paid within five (5) days after due shall thereafter bear interest at the annual rate of eighteen percent (18%) per annum until paid, and, in consideration of Landlord’s additional administrative expenses, the amount of which will be difficult if not impossible to determine, an additional, one-time late charge for any such late payment in the amount of five percent (5%) of such payment. Any amounts paid by Landlord to cure any defaults of Tenant hereunder, which Landlord shall have the right but not the obligation to do, shall, if not repaid by Tenant within five (5) days of demand by Landlord, thereafter bear interest at the highest rate permitted by applicable usury law.

18.7    Waiver of Trial by Jury.    TENANT AND LANDLORD HEREBY WAIVE (TO THE EXTENT ALLOWED BY LAW) ANY AND ALL RIGHTS TO A TRIAL BY JURY IN SUIT OR SUITS BROUGHT TO ENFORCE ANY PROVISION OF THIS LEASE OR ARISING OUT OF OR CONCERNING THE PROVISIONS OF THIS LEASE.

ARTICLE 19 — DEFAULT BY LANDLORD

In the event of any alleged default on the part of Landlord hereunder, Tenant shall give written notice to Landlord in the manner herein set forth and shall afford Landlord a reasonable opportunity to cure any such default. Notice to Landlord of any such alleged default shall be ineffective unless notice is simultaneously delivered to any holder of a mortgage or Deed of Trust affecting all or any portion of the Premises (“Mortgagee”), as hereafter provided. Tenant agrees to give all Mortgagees, by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of notice of assignment of rents and Leases, or otherwise), of the address of such Mortgagees. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary, if, within such thirty (30) days, any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued. In no event will Landlord or any Mortgagee be responsible for any consequential damages incurred by Tenant as a result of any default, including, but not limited to, lost profits or interruption of business as a result of any alleged default by Landlord hereunder. Tenant will not have any right to terminate this Lease unless a final, nonappealable judgment granting such termination is entered in its favor.

ARTICLE 20 — SUBORDINATION AND ATTORNMENT

This Lease, at Landlord’s option, shall be subordinate to any mortgage or deed of trust (now or hereafter placed upon the Premises, or any portion thereof), including any amendment, modification, or restatement of any of such documents, and to any and all advances made under any mortgage or deed of trust and to all renewals, modifications, consolidations, replacements, and extensions thereof. Tenant agrees that with respect to any of the foregoing documents, no documentation, other than this Lease, shall be required to evidence such subordination. If any holder of a mortgage or deed of trust shall elect to have this Lease superior to the lien of the holder’s mortgage or deed of trust and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of said mortgage or deed of trust or the date of recording thereof. In confirmation of such subordination or superior position, as the case may be, Tenant agrees to execute such documents as may be required by Landlord or its Mortgagee to evidence the subordination of its interest herein to any of the documents described above, or to evidence that this Lease is prior to the lien of any mortgage or deed of trust, as the case may be, and failing to do so within ten (10) days after written demand, Tenant does hereby make, constitute, and irrevocably appoint Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place, and stead, to do so. Tenant hereby agrees to attorn to all successor owners of the Premises, whether or not such ownership is acquired as a result of a sale, through foreclosure of a deed of trust or mortgage, or otherwise. Tenant’s subordination to a future mortgage, deed of trust, or other encumbrance of the Building shall be conditioned upon Tenant’s receipt from such lender of a non-disturbance agreement prepared on the lender’s standard form provided, however, receipt of such non-disturbance agreement shall be conditioned upon Tenant not being in default hereunder after the expiration of any applicable notice and cure periods. Such non-disturbance agreement will provide in substance that so long as Tenant fully complies with the terms, covenants and conditions of this Lease, the party succeeding to Landlord’s interest will recognize this Lease.

ARTICLE 21 — HOLDING OVER: TENANCY MONTH-TO-MONTH

If, after the expiration of this Lease, Tenant shall remain in possession of the Premises and continue to pay Rent, and Landlord shall accept such Rent, without any express written agreement as to such holding over, then such holding over shall be deemed and taken to be a holding upon a tenancy from month-to-month, subject to all the terms and conditions hereof on the part of Tenant to be observed and performed and at a monthly Rent equivalent to one hundred fifty percent (150%) of the monthly installments paid by Tenant immediately prior to such expiration or the then current market rental rate for the Premises, whichever is greater. All such Rent shall be payable in advance on the same day of each calendar month. Such month-to-month tenancy may be terminated by either party by not less than ten (10) days’ notice prior to the end of any such monthly period. Nothing contained herein shall be construed as obligating Landlord to accept any rental tendered by Tenant after the expiration of this Lease or as relieving Tenant of its liability pursuant to Article 18 and any holdover without Landlord’s consent shall be deemed a default hereunder entitling Landlord to all of its surrender rights and remedies set forth in Article 18, including, without limitation, its right to recover consequential damages resulting from said holdover.

ARTICLE 22 — PAYMENTS AFTER TERMINATION

No payments of money by Tenant to Landlord after the termination of this Lease, in any manner, or after giving of any notice (other than a demand for payment of money) by Landlord to Tenant shall reinstate, continue, or extend the term of this Lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the service of notice or the commencement of a suit or other final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due or any other sums of money due under the terms of this Lease or otherwise exercise Landlord’s rights and remedies hereunder and the payment of such sums of money, whether as Rent or otherwise, shall not waive said notice or in any manner affect any pending suit or judgment theretofore obtained.

ARTICLE 23 — STATEMENT OF PERFORMANCE

Tenant agrees at any time and from time to time, but not more than four (4) times per year upon not less than ten (10) days’ prior written request by Landlord, to execute, acknowledge, and deliver to Landlord a statement in writing in the form of Exhibit A confirming the Commencement Date and Expiration Date or certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that there have been no defaults thereunder by Landlord or Tenant (or, if there have been defaults, setting forth the nature thereof), the date to which the Rent and other charges have been paid in advance, if any, and such other information as Landlord may request. It is intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of all or any portion of Landlord’s interest herein or a holder of any mortgage or deed of trust encumbering the Premises. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that: (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord’s performance; and (c) not more than one (1) month’s Rent has been paid in advance. Further, upon request, Tenant will supply to Landlord a corporate or partnership resolution, as the case may be, certifying that the party signing said statement of Tenant is properly authorized to do so.

ARTICLE 24 — HAZARDOUS SUBSTANCES

No Hazardous Materials (defined below) shall be Handled (defined below) upon, about, in, above or beneath the Premises by or on behalf of Tenant, its subtenants or its assignees, or their respective contractors, clients, officers, directors, employees, agents, or invitees (collectively, a “Tenant Party”). Notwithstanding the foregoing, normal quantities of those Hazardous Materials customarily used in the conduct of general administrative and executive office activities (e.g., copier fluids and cleaning supplies) and the materials (whether or not Hazardous Materials) set forth in Exhibit B may be used and stored at the Premises without Landlord’s prior written consent, but only in compliance with all applicable Environmental Laws (defined below), manufacturers’ recommended practices and procedures, and with the highest prevailing industry standards. Tenant shall indemnify, defend, protect and hold harmless Landlord and each of the Landlord Parties (except to the extent the losses described below are caused by the gross negligence or willful misconduct of Landlord, its agents or employees), from and against any and all environmental damages which arise from: (1) the Handling of any of Tenant’s Hazardous Materials, or (2) the breach of any of the provisions of this Lease. For the purposes of this Lease, “environmental damages” shall mean (A) all claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including, without limitation, diminution of value of the Premises, damages for the loss or restriction on use of rentable space, and from any adverse impact of Landlord’s marketing of space), (B) all sums paid for settlement of claims, reasonable attorneys’ fees, consultants’ fees and experts’ fees, and (C) all costs incurred by Landlord in connection with investigation or remediation relating to the Handling of Tenant’s Hazardous Materials necessary for Landlord to make full economic use of the Premises. Tenant shall, at its sole cost and expense, promptly take all actions (or at Landlord’s election, reimburse Landlord for taking all actions) required by any Environmental Law or necessary for Landlord to make full economic use of the Premises which arises in connection with the Handling (defined below) of Tenant’s Hazardous Materials upon, about, above or beneath the Premises. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises or any portion of the Building, the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal or restoration work. Tenant shall take all actions (or, at Landlord’s election, reimburse Landlord for taking all actions) necessary to restore the Premises or any portion of the Building to the condition existing prior to the introduction of Tenant’s Hazardous Materials, notwithstanding any less stringent standards or remediation allowable under applicable Environmental Laws. “Environmental Laws” means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any federal, state or local governmental authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment. “Hazardous Materials” means: (a) any material or substance (i) which is defined or becomes defined as a “hazardous substance,” “hazardous waste,” “infectious waste,” “chemical mixture or substance,” or “air pollutant” under Environmental Laws, (ii) containing petroleum, crude oil or any fraction thereof, (iii) containing polychlorinated biphenyls (PCB’s), (iv) which constitutes asbestos or asbestos-containing material, (v) which is radioactive, (vi) which is infectious; or (b) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense. “Handle,” “Handled,” or “Handling” shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.

To the best of Landlord’s current, actual knowledge, Landlord represents that there are no Hazardous Materials located in or under the Building or the Premises, and there has been no violation thereon of any law governing Hazardous Materials.

ARTICLE 25 — BROKERAGE

Tenant and Landlord each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder other than Todd Roebken and Alex Hammerstein of CRESA Partners who acted as Tenant’s agent and Doug Bakke of CB Richard Ellis, Inc. who acted as Landlord’s agent in connection with the negotiation of this Lease and the consummation of the transaction contemplated hereby, and no other broker or other person, firm or entity is entitled to any commission or finder’s fee in connection with this transaction. Landlord will compensate CRESA Partners and CB Richard Ellis, Inc. pursuant to a separate agreement with them. Tenant and Landlord do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party, including any costs, expenses, and/or attorneys’ fees reasonably incurred with respect thereto.

ARTICLE 26 — MISCELLANEOUS

26.1    Sale of the Premises.    The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Building at the time in question and, in the event of any transfer or transfers of the title thereto, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically released, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be turned over to the grantee and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease shall be paid to Tenant.

26.2    No Merger.    The termination or mutual cancellation of this Lease shall not work a merger, and such termination or mutual cancellation shall, at the option of Landlord, either terminate all subleases and subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.

26.3    Independent Covenants.    This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant shall not be entitled to any setoff of the Rent or other amounts owing hereunder against Landlord if Landlord fails to perform its obligations set forth herein; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any Mortgagee covering the Premises or any portion thereof and an opportunity granted to Landlord and such Mortgagee to correct such violation as provided in Article 19.

26.4    Severability.    If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the term of this Lease, then and in that event it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid, or unenforceable there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

26.5    Captions.    The caption of each Section is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of this Lease.

26.6    Binding Effect.    Except as herein specifically set forth, all terms, conditions, and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, and assigns. The terms, conditions, and covenants hereof shall also be considered to be covenants running with the land to the fullest extent permitted by law.

26.7    Authority.    Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree, upon request, to deliver to Landlord a resolution or similar document or opinion of counsel to that effect.

26.8    Joint and Several Liability.    If there are more than one entity or person which or who are Tenant under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several.

26.9    No Surrender.    No act or thing done by Landlord or Landlord’s agents during the term hereof, including, but not limited to, any agreement to accept surrender of the Premises or to amend or modify this Lease, shall be deemed to be binding on Landlord, unless such act or thing shall be by a partner or officer of Landlord, as the case may be, or a party designated in writing by Landlord as so authorized to act. The delivery of keys to Landlord, or Landlord’s agents, employees, or officers shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and all other amounts owing, as herein stipulated, shall be deemed to be other than on account of the earliest stipulated Rent or other amounts nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy available to Landlord.

26.10    Signage.    At its cost, Tenant may install signs on the Premises and the exterior of the Building so long as they comply with all Applicable Laws, covenants, conditions, restrictions and reservations of record, and Landlord has given its approval of them, which approval it will not unreasonably withhold. By way of illustration and not limitation, Landlord may reasonably refuse to allow electrical or audible signs and banners, pennants, placards, freestanding signs, or signs affixed to automobiles or trailers (other than magnetic or painted identification signs placed on company or private vehicles for use in the normal course of business). ANY SIGN THAT DOES NOT CONFORM TO THESE REGULATIONS WILL BE REMOVED AND REPLACED WITH A CONFORMING SIGN AT TENANT’S EXPENSE. Upon the termination or expiration of this Lease, Tenant shall remove its sign, repair the damage caused by its removal, and return the Premises to their original condition.

26.11    No Light or Air Easements.    Tenant covenants and agrees that no diminution of light, air, or view of or from the Premises (whether or not constructed or owned by Landlord) shall entitle Tenant to any reduction of Rent or other charges under this Lease, result in any liability of Landlord to Tenant, or in any way affect this Lease or Tenant’s obligations hereunder.

26.12    Landlord’s Lease Undertakings.    Notwithstanding anything to the contrary contained in this Lease: (a) the recourse of Tenant or its successors or assigns against Landlord (and the liability of Landlord to Tenant, its successors and assigns) with respect to (i) any actual or alleged breach or breaches by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in this Lease or (ii) any matter relating to Tenant’s occupancy of the Premises (collectively, “Landlord’s Lease Undertakings”) shall be limited to solely an amount equal to the lesser of (1) only to Landlord’s interest in the Premises and (2) the equity interest Landlord would have in the Premises if the Premises were encumbered by independent secured financing equal to eighty percent (80%) of the value of the Premises; (b) Tenant shall have no recourse against any other assets of Landlord or its officers, directors or shareholders; (c) except to the extent of Landlord’s interest in the Premises, no personal liability or personal responsibility of any sort with respect to any of Landlord’s Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord or against any of its respective directors, officers, shareholders, employees, agents, constituent partners, beneficiaries, trustees or representatives, and (d) at no time shall Landlord be responsible or liable to Tenant for any lost profits, lost economic opportunities or any form of consequential damage as the result of any actual or alleged breach by Landlord of Landlord’s Lease Undertakings.

26.13    Entire Agreement.    Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements, or warranties by Landlord, its agents or employees, except such as are expressed herein and that no amendment or modification of this Lease shall be valid or binding unless expressed in writing and executed by the parties hereto in the same manner as the execution of this Lease.

26.14    Lender’s Modifications.    Tenant agrees to make such modification and amendments of this Lease as may hereafter be required to conform to any lender’s requirements, so long as such modifications or amendments will not increase Tenant’s obligations hereunder or materially alter its rights as set forth herein.

26.15    No Offer.    Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

26.16    Governing Law.    This Lease shall be governed by and interpreted in accordance with the laws of the State of Colorado.

26.17    No Recordation.    Tenant shall not record this Lease or a memorandum hereof. In the event that Tenant violates this provision, this Lease shall be null, void and of no further force and effect, at Landlord’s option, except that Tenant shall be liable to Landlord, as liquidated damages, in the amount of the remaining rental to be paid hereunder.

26.18    Financial Statements.    Prior to execution of this Lease, Tenant shall provide Landlord with current financial statements for each of the three (3) calendar (or fiscal) years immediately prior to the execution date of this Lease. Thereafter, at any time during the Term and the Option Period (if any), but not more than four (4) times in any calendar year, Tenant shall, upon ten (10) days’ prior notice from Landlord, provide Landlord with then current financial statements and financial statements for each of the two (2) years prior to the then current calendar year for Tenant. Such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, and shall be audited by an independent certified public accountant. Landlord will maintain the confidentiality of such financial statements.

26.19    Notices.    All notices, demands, statements or communications required or permitted to be given hereunder shall be in writing and shall be deemed duly served when delivered personally to any officer or partner of Landlord or Tenant, as applicable. All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid, or by a reputable overnight courier service, which provides evidence of delivery, addressed to the Landlord its Notice Address and identifying the provision of the Lease to which the notice relates and to Tenant at its Notice Address. Any notice shall be deemed to have been served at the time the same was posted. Landlord and Tenant may, at their option, from time to time supply facsimile numbers, which may be used for notices so long as the notices are confirmed by “hard copies.” In the event of facsimile transmission, the notice will be deemed delivered upon the deliverer’s receipt of a confirmation of a successful transmission.

26.20    Time of Essence.    Time is of the essence hereof.

26.21    Exhibits.    All exhibits attached hereto are made a part hereof and incorporated herein by reference.

Landlord and Tenant have executed this Lease as of the date above.

LANDLORD:

MACK-CALI REALTY, L.P., a Delaware limited partnership

By:	Mack-Cali Realty Corporation, a Delaware corporation, its general partner

	By:	/s/ Robert L. Drabkin
Robert L. Drabkin Regional Director

TENANT:

SIRENZA MICRODEVICES, INC., a Delaware corporation

By:	/s/ Susan Ocampo
Name:	Susan Ocampo
Title:	Treasurer

STATE OF ___________________	)
) ss.
County of ____________________	)

The foregoing instrument was acknowledged before me this _____ day of March, 2003 by Robert L. Drabkin as the Regional Director of Mack-Cali Realty Corporation, a Delaware corporation, as general partner of Mack-Cali Realty, L.P., a Delaware limited partnership.

Witness my hand and official seal.

My commission expires: __________________

___________________________________________
Notary Public

STATE OF ___________________	)
) ss.
County of ____________________	)

The foregoing instrument was acknowledged before me this ____ day of March, 2003 by ____________________________ as the ______________ of Sirenza Microdevices, Inc., a Delaware corporation.

Witness my hand and official seal.

My commission expires:

___________________________________________
Notary Public

EXHIBIT A

Estoppel and Commencement Date Certificate

THIS ESTOPPEL AND COMMENCEMENT DATE CERTIFICATE (“Certificate”) is executed this ___ day of ________, 2003, by Mack-Cali Realty, L.P., a Delaware limited partnership, (“Landlord”) and Sirenza Microdevices, Inc., a Delaware corporation (“Tenant”) with respect to the Premises (as that term is defined in the Lease)

WHEREAS, the parties desire to reaffirm and/or amend and certify to certain provisions of the Lease; and

WHEREAS, the parties desire that the matters set forth herein be conclusive and binding on the parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    The Commencement Date is deemed and agreed to be _______________, 20__, and the Expiration Date is ______________, 20__, unless sooner terminated, as provided therein.

2.    Tenant’s first installment of Base Rent in the amount of __________________ Dollars ($________) for the period of __________________ (is due on) (was paid on) ________________, 20__.

3.    Tenant’s first installment of Common Area Operating Expenses in an amount to be determined is due on _____________, 20__.

4.    By execution hereof, Tenant acknowledges and agrees that all improvements or other work required of Landlord has been satisfactorily performed except for punchlist items and Tenant hereby accepts the Premises in full compliance with the terms and conditions of the Lease.

5.    Except as may be amended herein, all terms and conditions of the Lease shall continue in full force and effect and are hereby republished and reaffirmed in their entirety.

6.    This Certificate shall be binding upon and may be relied upon by the parties hereto and their respective legal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Certificate as of the day and year first above written.

LANDLORD:

MACK-CALI REALTY, L.P., a Delaware limited partnership

By:	Mack-Cali Realty Corporation, a Delaware corporation, its general partner

By:
Robert L. Drabkin Regional Director

(A-1)

TENANT:

SIRENZA MICRODEVICES, INC., a Delaware corporation

By:
Name:
Title:

(A-2)